UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2014, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of AV Homes, Inc. (the “Company”) approved the amendment and restatement of the Company’s By-Laws to reflect certain updates and modernize the By-Laws.

The amendments include the following: (i) conforming the By-Laws to recent developments under the Delaware General Corporation Law, such as providing flexibility for the use of electronic transmission for various notices and consents, (ii) indicating that shares of the Company’s stock may be held in certificated or uncertificated form, (iii) revising the advance notice provisions to specify a deadline of 90 days prior to the anniversary of the prior year’s annual meeting for the submission of proposals or director nominees by stockholders and eliminating the date before which proposals or nominees cannot be submitted (which differs from the prior deadline of not less than 60 days or more than 90 days prior to such anniversary), (iv) requiring a stockholder who seeks to bring business before an annual stockholder meeting to disclose additional information regarding the proponent’s economic interests in the Company, (v) eliminating the requirement for a standing executive committee of the Board and (vi) clarifying that the Chairman of the Board is not an officer position within the Company. The amendments also incorporate certain other non-substantive updates and clarifications.

The By-Laws, as further amended and restated, are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On April 1, 2014, the Company announced the final results of the previously announced option of holders of $5,402,000 aggregate principal amount of its outstanding 4.50% Convertible Senior Notes due 2024 (the “Notes”) to require the Company to repurchase all or a portion of their Notes pursuant to the terms of the Notes and the indenture governing the Notes (the “Repurchase Right”). A press release describing the transactions is filed as Exhibit 99.1 and incorporated herein by reference.

The Repurchase Right expired at 5:00 p.m., New York City time, on Thursday, March 27, 2014, and any Notes previously surrendered by a Holder for repurchase could be validly withdrawn at any time prior to 5:00 p.m., New York City time, on Monday, March 31, 2014.

The Company was informed by the Trustee and Paying Agent that $5,402,000 aggregate principal amount of the Notes were validly surrendered for repurchase pursuant to the Repurchase Right as of 5:00 p.m., New York City time, on Thursday, March 27, 2014, and not validly withdrawn as of 5:00 p.m., New York City time, on Monday, March 31, 2014. Accordingly, $5,402,000 aggregate principal amount of the Notes were accepted for repurchase by the Company pursuant to the Repurchase Right. The aggregate consideration for all of the Notes tendered for repurchase pursuant to the Repurchase Right was $5,402,000. The Company paid for all of the Notes repurchased pursuant to the Repurchase Right as of April 1, 2014 with available cash. The full aggregate principal amount of the Notes was surrendered for repurchase, and therefore none of the Notes remain outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-Laws.

99.1	Press Release dated April 1, 2014 announcing results of the Repurchase Right.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: April 1, 2014	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated By-Laws.

99.1	Press Release dated April 1, 2014 announcing results of the Repurchase Right.